EXHIBIT 10


                              EMPLOYMENT AGREEMENT



THIS EMPLOYMENT AGREEMENT, dated as of the 4th day of May 2006 (the "Agreement"), between Infocrossing, Inc., a Delaware corporation (the "Company") and Michael Jones (the "Executive").


                                    RECITALS
WHEREAS, the Company desires to employ the Executive and to enter into this Agreement embodying the terms of such employment; and WHEREAS, the Executive desires to enter into this Agreement and to accept employment with the Company, subject to the terms and conditions of this Agreement.

                                    AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties hereto agree as follows:

1. Employment.

     The Company hereby employs the Executive to render services as President IT Outsourcing and shall report directly to the President of the Company. The Executive hereby accepts such employment and agrees to render his services (unless prevented by sickness, injury or other incapacity) fully, faithfully, and to the best of his ability. The Executive's services shall be exclusive to the Company, except that the Executive may engage in charitable and community activities and give attention to his outside investment interests so long as such activities do not interfere with the performance of his duties hereunder.

2. Term.

     The Term shall commence on May 4, 2006 (the "Commencement Date") and shall continue until November 30, 2008, unless terminated sooner in accordance with the terms and conditions of this Agreement. The Term shall automatically be extended for successive one-year periods unless either party, at least three (3) months before the scheduled expiration date, provides written notice of non-renewal to the other party.

3. Compensation and Benefits.

     (a) Base Salary The Company shall pay to the Executive a base salary (the "Base Salary") of $303,000 and shall be subject to review no less than annually, and any increase in the Base Salary shall, from and after the effective time of such increase, constitute the "Base Salary" for purposes of this Agreement; provided, that the Base Salary shall not be reduced below $303,000. The Base Salary shall be payable to the Executive in installments on the Company's normal payroll dates.

     (b) Bonus The Executive is eligible to earn a bonus (the "Bonus") in an amount up to one hundred percent (100%) of the Base Salary in accordance with parameters to be determined by the Options and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Bonus will be determined on a calendar year basis. Criteria for earning the Bonus will be based on achievement of qualitative and quantitative performance goals established by the Compensation Committee no later than as follows: May 31, 2006 for the calendar year 2006 and December 31 of each of the following applicable calendar years during the Term of this Agreement. The Performance Objectives will include targets for organic growth in revenue and growth in earnings before interest taxes and depreciation ("EBITDA"). Bonuses will be paid on or before March 15 following the end of the calendar year in which the Bonus had been earned.

     (c) Options Subject and pursuant to the terms and conditions of the Company's 2005 Stock Plan (the "Plan"), and provided the Executive is actively employed on November 30, 2006 (the "Option Date"), the Executive shall be granted an option to acquire 75,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), vesting ratably over thirty-six months. If the Executive is actively employed on any subsequent anniversary of the Option Date, the Executive shall be granted an option to acquire an additional 75,000 shares vesting ratably over thirty-six months. Each option shall not be an Incentive Stock Option, as defined in Section 422A of the Internal Revenue Code of 1986 (the "Code"). All such non-qualified stock options shall have a term of ten (10) years from the date of grant, be exercisable at a price equal to the Fair Market Value (as defined in the Plan) on the date of grant, and exercisable in accordance with the terms of the Plan. For purposes of this
Section 3(c), "actively employed" shall mean that the Executive is rendering services to the Company (unless prevented by sickness, injury or other incapacity, excluding Disability, as defined in Section 6(a) of this Agreement) and no Severance Period, as defined in Section 7(b), had commenced on or prior to the applicable date.

     (d) Withholding In addition to employee contributions to the Company's insurance and other benefit plans, the Company shall deduct and withhold from any compensation payments payable to the Executive all social security and other federal, state, and local taxes and charges in the minimum amounts (or such greater amounts as the Executive may from time to time request) which currently are or which hereafter may be required by law to be so deducted and withheld, including withholding pursuant to bonus withholding rates, as applicable. The Executive's employee contributions and withheld taxes, charges, etc., shall be referred to as "Payroll Deductions."

4. Executive Benefits.

     (a) Vacation and Other Leave During the Term, the Executive shall be entitled to twenty (20) days paid vacation accruing at the rate of 1.67 days per month. Carrying over unused vacation time to subsequent periods shall be permitted only in accordance with applicable Company policies generally in effect for officers of the Company at the end of an applicable period. The Executive shall not accrue any vacation during the Severance Period as defined in Section 7(b). In addition to vacation, the Executive also shall receive such other holiday, sick leave, personal days and other "leave" benefits commensurate with his position as a senior officer of the Company and in accordance with the Company's regular policies, as may be amended from time to time by the Company in its sole discretion, in effect with respect to senior officers of the Company.

     (b) Group Medical, Life and Disability Insurance During the Term of this Agreement, the Executive shall be entitled to participate in all of the Company's group health, life and disability insurance plans and in any other plans that may become generally available to officers and employees of the Company on the same terms as and as generally provided to its senior officers from time to time.

     (c) Pension and Profit Sharing Plans During the Term of this Agreement, the Executive shall be entitled to participate, at the Company's expense, in all pension, profit sharing and retirement plans now existing or hereafter established by the Company for employees of the Company (to the extent permitted by the terms of each such plan); provided, that such plans will remain in effect only for so long as the Board of Directors deems it to be in the best interest of the Company to do so. As of the Commencement Date, the Company's only plan is a 401(k) plan.

5. Expenses.

     The Company shall reimburse the Executive for all reasonable business expenses, other than expenses for the business use of the Executive's personal automobile in connection with local travel, upon presentation of appropriate vouchers or receipts, in accordance with the Company's expense reimbursement policies, for all reasonable out-of-pocket business, travel and telecommunications expenses, including, without limitation, for the use of a cellular.

6. Termination.

     (a) Death, Disability, Expiration of Term The Executive's employment under this Agreement shall terminate upon the death or Disability of the Executive or upon the expiration of the Term as provided herein. Disability shall exist if the Executive is "Disabled." For purposes of this Agreement: (i) the Executive shall be "Disabled" if after any period of leave required by federal or state law, a medically determinable physical or mental impairment or condition renders the Executive incapable of performing his essential job functions of the position for which he was hired or performing at the time such medical determination was made; (ii) in making the determination of whether the Executive is Disabled, the Company and the Executive shall consider any reasonable accommodations that might enable the Executive to safely and successfully perform his essential job functions provided that: (A) the Executive or his medical care provider advises the President of the Company of such potential accommodations; (B) the Executive or his medical care provider submits documentation establishing that the Executive's physical or mental impairment or condition substantially limits one or more major life activities; and (C) the accommodation sought or proposed by the Executive or his medical care provider does not pose an undue hardship on the Company; (iii) without limiting the foregoing, the Executive's receipt of disability benefits under the Company's disability benefit plans or any privately owned long term disability insurance plan, or receipt of Social Security disability or workers' compensation benefits shall be deemed conclusive evidence of Disability for purposes of this Agreement and shall dispense with any need for the Company to determine that the Executive is Disabled; (iv) upon making the determination referenced in 6(a)(i), the Company shall provide the Executive with thirty (30) days written notice setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for Disability. Such termination shall not be effective if the Executive returns to regular and full-time performance of the Executive's essential job functions within such thirty (30) day period; provided, however, the Company agrees that if the Executive resumes the performance of his duties at substantially the same level as he had performed such duties prior to becoming Disabled, the Executive shall be deemed to have returned to regular and full-time performance of his essential job functions.

     (b) Cause The Executive's employment may be terminated for "Cause." For purposes of this Agreement, "Cause" shall exist if: (i) the Executive is convicted of a felony; (ii) the Executive willfully and continually fails to substantially perform his lawful duties hereunder (other than as a result of incapacity due to physical or mental injury or illness), after the President delivers a written demand for substantial performance to the Executive that specifies the manner in which the Company believes the Executive has failed substantially to perform his duties hereunder and the Executive shall not have corrected such failure within fourteen (14) business days (or, if such failure cannot be corrected immediately, commenced and is diligently pursuing the correction of such failure) after his receipt of such demand; or (iii) the Executive engages in willful misconduct in the performance of his duties hereunder that is demonstrably and materially injurious to the Company. A termination of the Executive's employment by the Company for Cause shall be effectuated by the President's delivery of a written notice of the termination to the Executive ("Notice of Termination for Cause"), which specifies the manner in which the Company believes the Executive has failed substantially to perform his duties hereunder. Termination of employment by the Company for Cause shall be effective on the date when the Notice of Termination for Cause is given, unless the notice sets forth a later date (which date shall in no event be later than 60 days after the notice is given). The Executive will be provided a period of fourteen (14) days from the date of the Notice of Termination for Cause to request a meeting with the Board (at which he may be represented by counsel of his choice) to defend himself against such allegations and to take any appropriate remedial action. If the Executive shows that the allegations are untrue or takes appropriate remedial action to address the allegations, the Company will not terminate the Executive's employment for Cause.

     (c) Without Cause or Good Reason The Company may terminate this Agreement at any time without Cause, and the Executive may terminate this Agreement at any time without Good Reason, upon ninety (90) days prior written notice to the other.

     (d) Good Reason The Executive may terminate his employment with the Company hereunder at any time during the Term for Good Reason (a "Termination for Good Reason"). It is expressly acknowledged that non-extension of the Term and the Company's notifying the Executive that it does not wish to extend the Term shall not constitute grounds for a Termination for Good Reason. For purposes of this Agreement, "Good Reason" shall mean: (i) the material modification of the Executive's position, duties, responsibilities or reporting obligations under this Agreement, including but not limited to requiring the Executive to report directly to any person(s) other than the President, Chairman or other similarly senior executive of the Company, (ii) requiring the Executive to relocate his principal residence; (iii) the Company's material breach of any obligation under this Agreement or any related agreement with the Executive; or (iv) a relocation of the office of the Company to which the Executive is required to report to a location more than fifty (50) miles from Broomfield, CO or a requirement that the Executive relocate his residence from Boulder, CO.

     (e) Notice of Termination Any termination of the Executive's employment by the Company pursuant to this Section 6, other than in the instances of the death of the Executive or upon the expiration of the Term as provided in Section 6(a), shall be communicated by a written notice. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (f) Date of Termination "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, or by reason of his Disability, the date all of the conditions to constitute a Disability have occurred, or, if upon expiration of the Term, the last day of the Term and (ii) if the Executive's employment is terminated either for Cause or Poor Performance, the date specified in the Notice of Termination.

     (g) Survival The termination of the Executive's employment for any reason whatsoever shall not operate to terminate this Agreement as an entirety or to adversely affect the respective continuing rights and obligations of the parties under Section 8 of this Agreement, which shall survive the effective date of such termination of employment.

7. Compensation Upon Termination of Employment.

     (a) Termination for Cause or without Good Reason In the event the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason, (i) the Executive shall be owed all compensation and benefits accrued through the Date of Termination; (ii) the Executive shall receive such other benefits, if any, as may be provided to him under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which he may be, or have been, a participant; and
(iii) the Company shall have no further obligation to the Executive other than as set forth in this Section 7(a).

     (b) Termination by the Company without Cause or by the Executive for Good Reason In the event the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall be entitled to receive (i) all compensation and benefits accrued through the Date of Termination; (ii) the "Severance Benefit" as described below (except in the instance of the death or Disability of the Executive, in either case there shall be no Severance Benefit); and (iii) such other benefits, if any, as may be provided to him under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which he may be, or have been, a participant. Notwithstanding anything to the contrary, the Severance Benefit shall only be payable if the Executive executes a release pursuant to which, as of the date of execution of such release, the Executive voluntarily releases and forever gives up, to the full extent permitted by law, any known and unknown claims the Executive has or may have against the Company, the Company's past, present and future direct or indirect parent organizations, subsidiaries, divisions, affiliated entities, and its and their partners, officers, directors, trustees, managers, plan administrators, fiduciaries, employment benefit plans and/or pension plans or funds, attorneys, employees, and/or agents and their successors and assigns individually and in their official capacities.

     The Severance Period shall be twelve (12) months beginning on the day following the Date of Termination. The "Severance Benefit" shall equal the Executive's semimonthly Base Salary at the time of termination. The Severance Benefit shall be paid semimonthly, in arrears, during the Severance Period. All payments of the Severance Benefit shall be net of applicable Payroll Deductions. If the Executive accepts employment or a consulting engagement with a third party, the amount of any remaining installments of the Severance Benefit that would have been payable to the Executive during the remainder of the Severance Period shall be reduced by fifty percent (50%).

     If the Executive is liable for the payment of any excise tax (the "Basic Excise Tax") pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor or like provision, with respect to any payment or property transfers received or to be received under this Agreement, the Company shall pay the Executive an amount (the "Special Reimbursement") which, after payment to the Executive (or on the Executive's behalf) of any federal, state and local taxes, including, without limitation, any further excise tax under said Section 4999, attributable to or resulting from the Special Reimbursement, equals the net amount of the Basic Excise Tax. The Special Reimbursement shall be paid as soon as practicable after it is determined by the Company or the Executive and reviewed for accuracy by the Company's certified public accountants.

     The Company shall have no further obligation to the Executive for termination without Cause or a termination by the Executive for Good Reason other than as set forth in this Section 7(b).

     (c) Termination for Death or Disability If the Executive's employment is terminated due to the death or Disability of the Executive, the Executive's estate, heirs, legatees, or beneficiaries, as the case may be, shall be entitled to receive all compensation and benefits accrued through the Date of Termination as well as such other benefits, if any, as may be provided under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which the Executive had been a participant. The Company shall have no further obligation to the Executive, or to his estate, or to his heirs, legatees, or beneficiaries other than as set forth in this Section 7(c).

     (d) Termination for Change in Control In the event that there is a Change in Control, as defined below, any unvested stock options or other awards under the Plan shall vest immediately. The Executive shall be entitled to terminate his employment voluntarily for any reason within ninety (90) days of the Change in Control. If the Executive elects to terminate his employment due to a Change in Control, within ninety (90) days following the Date of Termination: (i) the Executive shall be paid all compensation and benefits accrued through the Date of Termination, (ii) the Executive shall receive such other benefits, if any, as may be provided to him under the terms of any employee benefit, incentive, option, stock award and other plans or programs of the Company in which he may be, or have been, a participant; and (iii) the Company shall have no further obligation to the Executive.

     "Change in Control" of the Company shall mean a sale by the Company of all or substantially all of its assets, a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act or any successor thereto, provided that without limiting the foregoing, a Change in Control of the Company also shall mean the occurrence of any of the following events:

          (i) any "person" (as defined under Section 3(a)(9) of the Act) or "group" of persons (as provided under Section 13d-3 of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 or otherwise under the Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) of the Act), of capital stock of the Company the holders of which are entitled to vote for the election of directors ("voting stock") representing that percentage of the Company's then outstanding voting stock (giving effect to the deemed ownership of securities by such person or group, as provided in Rule 13d-3(d)(1) of the Act, but not giving effect to any such deemed ownership of securities by another person or group) equal to or greater than twenty-five percent (25%) of all such voting stock;

          (ii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors of the Company (excluding any Board of Directors seat that is vacant or otherwise unoccupied); or

          (iii) there shall be consummated any consolidation, merger, stock for stock exchange or similar transaction (collectively, "Merger Transactions") involving securities of the Company in which holders of voting stock of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting stock of the Company (or, if the Company does not survive the Merger Transaction, voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation).

8. Non-Solicitation; Confidentiality

     (a) The Executive agrees and acknowledges that for a period of twelve (12) months after the termination of the Executive's employment with the Company for any reason, except if the Executive is entitled to receive the Severance Benefit, in which case the period shall be twelve (12) months after the due date of the final installment of the Severance Benefit, the Executive shall not, on behalf of himself or any other person, firm or entity, directly or indirectly
(i) solicit any customer or prospective customer of the Consolidated Business with whom he had material contact for the purpose of offering or providing information technology outsourcing services that compete with those offered or provided by the Consolidated Business. For purposes of this restriction, "material contact" means interaction for the purpose of offering or providing computer outsourcing services or products to the customer or prospective customer; (ii) solicit for the purpose of offering or providing information technology outsourcing services in the United States that compete with those offered or provided by the Consolidated Business any customer of the Consolidated Business with whom employees or consultants that Executive supervised in the last twelve (12) months of his employment had material contact (as that phrase is defined in subsection (i)); or (iii) solicit or recruit any employee, consultant, contractor, agent or representative of the Consolidated Business with whom Executive had contact, to end their employment or engagement with the Company. For purposes of this provision, "contact" means interaction for the purpose of conducting the business of the Consolidated Business. The "Consolidated Business" is the business of the Company and each subsidiary of the Company.

     (b) The Executive shall not use for competitive purposes, or divulge to any other person, firm or corporation (otherwise than in furtherance of the business purposes of the Company), any confidential information of the Consolidated Business. "Confidential Information" shall mean all information of a confidential nature and includes information contained in the current and potential customer lists, marketing and business plans and financial records of the Consolidated Business, and specifications of proprietary products under development and not yet marketed or sold by the Consolidated Business; provided, that Confidential Information shall not include (and the restrictions of this Section 8(b) shall not apply to) any information which: (i) is at the time of disclosure, part of the public domain or thereafter through no action of the Executive in violation of this Agreement, becomes a part of the public domain or is generally known in the computer outsourcing industry through no violation of this Agreement; (ii) information which has been publicly disclosed by the Company or any subsidiary in public announcements, press releases or in publicly available governmental filings; or (iii) is required to be disclosed by court order or compliance with governmental requirements or legal process. The confidentiality terms set forth in this Agreement will apply to all Confidential Information that is material non-public information relating to the Consolidated Business under applicable federal or state securities laws until such information ceases being material non-public information. The confidentiality terms set forth in this Agreement will apply to all Confidential Information that constitutes "trade secrets" of the Consolidated Business under applicable New Jersey trade secrets law for so long as such information is not generally known to the public. However, for all Confidential Information that does not rise to the level of being a trade secret under the applicable New Jersey trade secrets law, the confidentiality obligation not to use or disclose shall only survive for a period of eighteen (18) months after the termination of the Executive's employment with the Company for any reason, except if the Executive is entitled to receive the Severance Benefit, in which case the period shall be eighteen (18) months after the due date of the final installment of the Severance Benefit.

     In addition to the foregoing, the Executive understands that certain federal and state laws impose obligations on the Consolidated Business to respect the privacy of customers and to protect the security and confidentiality of their customers and to prevent the disclosure of other material, non-public information. The Executive agrees that he will obey these laws.

     (c) The parties understand and agree that remedies at law with respect to the enforcement and application of the covenants in this Section 8 may be inadequate. Notwithstanding anything to the contrary in this Agreement, either party may seek equitable relief, including without limitation, injunctive relief and specific performance, in any court of competent jurisdiction with respect to the enforcement or application of the covenants in this Section 8.

     (d) Concurrently with the execution of this Agreement, the Executive shall execute the Company's standard Employee Confidentiality and Invention Assignment Agreement (the "Confidentiality Agreement") and the terms of such Confidentiality Agreement are incorporated herein by this reference. In the event of a conflict between the Confidentiality Agreement and this Agreement, this Agreement shall control.

9. Arbitration.

     Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the coverage of this arbitration provision shall be settled by arbitration which shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association as such rules shall be in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. The decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys and the expenses of his witnesses and all other expenses connected with the presentation of his case. All other costs of the arbitration, including the cost of the third arbitrator, the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne by the Company.

     Nothing contained herein shall be construed or interpreted to preclude the Company prior to, or pending the resolution of, any matter subject to arbitration from seeking injunctive relief in any court for any breach or threatened breach of any of the Executive's agreements in Section 8 hereof.

10. Non-Assignability.

     The obligations of the Executive hereunder are personal and may not be assigned or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

11. Amendment.

     This Agreement contains the entire agreement of the parties. It may not be changed orally but only by a written agreement executed by both of the parties hereto that expressly provides that it is an amendment to the Agreement.

12. Notices.

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

                           If to the Company to:

                                    Infocrossing, Inc.
                                    2 Christie Heights Street
                                    Leonia, New Jersey 07605
                                    Attention:  Chief Executive Officer
                                    Fax No. 201.840.7126

                           If to the Executive to:

                                    Michael Jones
                                    8945 Katherine Court
                                    Boulder, CO 80303
                                    Fax No. 720.890.1999

or at such other place as may be designated by a party in writing by like notice.

13. Waiver, Modification.

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing that expressly states that it is such a waiver, modification or discharge and signed by the Executive and the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14. Severability.

     The various Sections of this Agreement are severable, and if any Sections or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof.

15. Choice of Law; Jurisdiction; Waiver of Jury Trial.

     This Agreement shall be governed by the laws of the State of New Jersey, without reference to such State's conflict of law rules. Each party irrevocably consents to the exclusive jurisdiction of the courts of the state or federal courts located in New Jersey, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AS BETWEEN ANY OF THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE PARTIES TO THIS AGREEMENT (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY OR PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16. Entire Agreement.

     This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the Company and the Executive, whether written or oral, relating to any or all matters covered by, and contained or otherwise dealt with, in this Agreement. No agreements or representations, oral or otherwise, express or implied, have been made by either party with respect to the subject matter of this Agreement, unless set forth expressly in this Agreement.

17. Beneficiaries; References.

     The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election by giving the Company written notice thereof. In the event of the Executive's death, Disability or a judicial determination of his incompetence, all references in the Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

18. Compliance with Section 409A of the Code.

     It is intended that all applicable provisions of this Agreement comply with the requirements of Section 409A of the Code, and this Agreement shall be interpreted and operated in accordance with such requirements, where applicable.

19. Interpretation.

     The division of this Agreement into Sections, and subsections and the insertion of headings are for convenience of reference only and will not affect its construction or interpretation. Terms of gender will be deemed interchangeable, as will singular and plural terms, in each case, unless the context otherwise requires. 20. No Strict Construction.

     The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

21. Representation of the Executive.

     The Executive hereby warrants and represents that he is not bound by any other agreement or subject to any other restriction which would either prevent him from entering into this Agreement or from performing his duties as contemplated hereunder. The Company hereby warrants and represents that all corporate action, consents and approvals on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken or have been obtained, and the Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms.

22. Execution in Counterparts.

     This Agreement may be executed by facsimile transmission and in counterparts and all counterparts shall together constitute one and the same instrument.


                        [Separate Signatory Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove set forth.


                                      INFOCROSSING, INC.

                                      By: /s/ ROBERT B. WALLACH
                                          ------------------------
                                          Name:  Robert B. Wallach
                                          Title:    President
                                          Date:    May 4, 2006


                                      THE EXECUTIVE


                                      By: /s/ MICHAEL JONES
                                          ------------------------
                                          Name:    Michael Jones
                                          Date:    May 4, 2006